CENTRAL AND SOUTH WEST CORPORATION
                                 CAPITALIZATION
                            As of September 30, 1997
                                   (UNAUDITED)

                                                         (millions)

Common stock                                                $3,630
Preferred stock                                                202
                                                        -----------
  Total equity                                               3,832      39.73%
                                                        -----------

Subsidiary obligated, mandatorily redeemable,
       trust preferred securities                              323       3.35%
                                                        -----------

Long-term debt                                               3,933
Long-term debt and preferred stock due
    within twelve months                                       204
Short-term debt                                                439
Short-term debt - CSW Credit, Inc.                             849
Loan Notes                                                      65
                                                        -----------
    Total debt                                               5,490      56.92%
                                                        -----------

            Total capitalization                            $9,645
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